Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2014

Company Reports Economic EPS of $2.65; EPS of $1.77

BOSTON, July 29, 2014 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the second quarter and six months ended June 30, 2014.

For the second quarter of 2014, Economic earnings per share (“Economic EPS”) were $2.65, compared to $2.18 for the same period of 2013, while diluted earnings per share for the second quarter of 2014 were $1.77, compared to $1.18 for the same period of 2013.  For the second quarter of 2014, Economic net income was $149.8 million, compared to $121.1 million for the same period of 2013, and Net income was $100.1 million, compared to $64.7 million for the same period of 2013.  For the second quarter of 2014, EBITDA was $211.9 million, compared to $173.0 million for the same period of 2013.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

For the six months ended June 30, 2014, Economic net income was $287.7 million, while EBITDA was $403.8 million, and Net income was $177.2 million.  For the six months ended June 30, 2013, Economic net income was $245.4 million, while EBITDA was $348.0 million, and Net income was $127.1 million.

Net client cash flows for the second quarter of 2014 were $6.9 billion.  Pro forma for a pending investment in Veritas Asset Management, the aggregate assets under management of AMG’s affiliated investment management firms were approximately $625 billion at June 30, 2014.

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“AMG’s strong results for the second quarter, including Economic earnings per share of $2.65, and record assets under management of $625 billion (a 33% increase over the year-ago period), reflect continued outstanding organic growth and ongoing investment outperformance generated by our industry-leading boutiques,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “The successful execution of our growth strategy, including the addition of four new Affiliates in the year-to-date, continues to enhance the earnings power of our business, and we remain focused on broadening the diversity of our earnings, further strengthening our strategic position in the most attractive return-oriented product areas, and partnering with the highest-quality boutique firms worldwide.”

“Our global distribution strategy has generated seventeen consecutive quarters of strong positive flows — with nearly $120 billion in net client cash flows over this period, including approximately $7 billion during the second quarter — and we see ongoing demand for our Affiliates’ alpha-generating strategies from institutional and retail clients around the world,” Mr. Healey continued.  “Through our boutique Affiliates, AMG is now one of the largest and fastest-growing providers of performance-oriented products globally.  It is increasingly evident that sophisticated clients prefer to engage boutique investment firms for alpha mandates, and with their excellent long-term investment performance records across a growing range of global and emerging markets equity and alternative strategies, our Affiliates are positioned to continue to win incremental new business across geographies and channels.”

“Finally, we are very pleased with the successful execution of our new investments strategy, including the addition of Veritas, EIG, River Road, and SouthernSun this year, which provide meaningful earnings accretion while further diversifying our return-oriented product set,” Mr. Healey concluded.  “Looking ahead, the transaction environment remains highly favorable for us, and our pipeline includes an array of outstanding traditional and alternative firms.  Given our two-decade track record of partnerships with leading boutique firms worldwide and the success of our strategic distribution capabilities globally, AMG has an unparalleled competitive advantage, and our unique partnership approach has never been more attractive to outstanding boutique firms around the world.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of June 30, 2014, the aggregate assets under management of AMG’s Affiliates were approximately $625 billion, pro forma for a pending investment, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2013.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13587052.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/13	6/30/14

Revenue	$541.0	$636.3

Net income (controlling interest)	$64.7	$100.1

Economic net income (controlling interest) (A)	$121.1	$149.8

EBITDA (controlling interest) (B)	$173.0	$211.9

Average shares outstanding - diluted	54.6	58.7

Earnings per share - diluted	$1.18	$1.77

Average shares outstanding - adjusted diluted (C)	55.5	56.6

Economic earnings per share (C)	$2.18	$2.65

	December 31, 2013	June 30, 2014

Cash and cash equivalents	$469.6	$374.2

Senior bank debt	$525.0	$300.0

Senior notes	$340.0	$736.6

Convertible securities	$518.7	$302.2

Stockholders’ equity	$2,134.2	$2,545.9

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/13	6/30/14

Revenue	$1,043.3	$1,229.4

Net income (controlling interest)	$127.1	$177.2

Economic net income (controlling interest) (A)	$245.4	$287.7

EBITDA (controlling interest) (B)	$348.0	$403.8

Average shares outstanding - diluted	54.4	55.9

Earnings per share - diluted	$2.33	$3.17

Average shares outstanding - adjusted diluted (C)	55.1	56.1

Economic earnings per share (C)	$4.45	$5.13

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/13	6/30/14

Net income (controlling interest)	$64.7	$100.1
Convertible securities interest expense, net	—	3.8
Net income (controlling interest), as adjusted	$64.7	$103.9

Average shares outstanding - diluted	54.6	58.7

Earnings per share - diluted	$1.18	$1.77

	Six Months	Six Months
	Ended	Ended
	6/30/13	6/30/14

Net income (controlling interest)	$127.1	$177.2

Average shares outstanding - diluted	54.4	55.9

Earnings per share - diluted	$2.33	$3.17

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/13	6/30/14

Average shares outstanding - diluted	54.6	58.7
Assumed issuance of junior convertible securities shares	—	(2.1)
Dilutive impact of senior convertible securities shares	0.8	—
Dilutive impact of junior convertible securities shares	0.1	—
Average shares outstanding - adjusted diluted (C)	55.5	56.6

	Six Months	Six Months
	Ended	Ended
	6/30/13	6/30/14

Average shares outstanding - diluted	54.4	55.9
Dilutive impact of senior convertible securities shares	0.7	—
Dilutive impact of junior convertible securities shares	—	0.2
Average shares outstanding - adjusted diluted (C)	55.1	56.1

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, March 31, 2014	$310,960	$174,794	$71,086	$556,840
Client cash inflows	10,980	10,679	2,481	24,140
Client cash outflows	(6,415)	(8,809)	(1,999)	(17,223)
Net client cash flows	4,565	1,870	482	6,917
New investments (D)	16,254	2,134	1,466	19,854
Investment performance	12,533	6,648	4,027	23,208
Assets under management, June 30, 2014	$344,312	$185,446	$77,061	$606,819

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321
Client cash inflows	23,640	22,166	5,199	51,005
Client cash outflows	(14,482)	(18,287)	(4,363)	(37,132)
Net client cash flows	9,158	3,879	836	13,873
New investments (D)	18,668	3,668	4,089	26,425
Investment performance	16,361	8,463	4,820	29,644
Other (E)	(441)	—	(3)	(444)
Assets under management, June 30, 2014	$344,312	$185,446	$77,061	$606,819

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/13	of Total	6/30/14	of Total
Revenue
Institutional	$241.7	45%	$265.2	42%
Mutual Fund	245.8	45%	310.0	49%
High Net Worth	53.5	10%	61.1	9%
	$541.0	100%	$636.3	100%

EBITDA (B)
Institutional	$96.3	56%	$112.9	53%
Mutual Fund	60.4	35%	78.4	37%
High Net Worth	16.3	9%	20.6	10%
	$173.0	100%	$211.9	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/13	of Total	6/30/14	of Total
Revenue
Institutional	$465.4	45%	$510.1	41%
Mutual Fund	473.7	45%	601.9	49%
High Net Worth	104.2	10%	117.4	10%
	$1,043.3	100%	$1,229.4	100%

EBITDA (B)
Institutional	$200.4	58%	$211.5	52%
Mutual Fund	115.4	33%	153.0	38%
High Net Worth	32.2	9%	39.3	10%
	$348.0	100%	$403.8	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/13	6/30/14

Net income (controlling interest)	$64.7	$100.1
Intangible amortization and impairments	38.1	29.2
Intangible-related deferred taxes	12.3	19.0
Other economic items	6.0	1.5
Economic net income (controlling interest) (A)	$121.1	$149.8

Net income (controlling interest)	$64.7	$100.1
Interest expense	24.3	20.0
Imputed interest and contingent payment arrangements	8.4	2.4
Income taxes	36.1	58.3
Depreciation and other amortization	1.4	1.9
Intangible amortization and impairments	38.1	29.2
EBITDA (controlling interest) (B)	$173.0	$211.9

	Six Months	Six Months
	Ended	Ended
	6/30/13	6/30/14

Net income (controlling interest)	$127.1	$177.2
Intangible amortization and impairments	76.5	56.5
Intangible-related deferred taxes	24.2	35.9
Other economic items (F)	17.6	18.1
Economic net income (controlling interest) (A)	$245.4	$287.7

Net income (controlling interest)	$127.1	$177.2
Interest expense	48.5	37.7
Imputed interest and contingent payment arrangements (F)	22.6	24.8
Income taxes	70.1	103.9
Depreciation and other amortization	3.2	3.7
Intangible amortization and impairments	76.5	56.5
EBITDA (controlling interest) (B)	$348.0	$403.8

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Revenue	$541.0	$636.3	$1,043.3	$1,229.4
Operating expenses:
Compensation and related expenses	235.4	272.6	450.0	508.3
Selling, general and administrative	99.5	122.8	191.8	245.1
Intangible amortization and impairments	32.6	28.1	65.5	55.5
Depreciation and other amortization	3.3	4.1	6.9	7.9
Other operating expenses	8.8	10.3	17.2	20.2
	379.6	437.9	731.4	837.0
Operating income	161.4	198.4	311.9	392.4

Income from equity method investments	36.2	56.3	86.9	102.5

Other non-operating (income) and expenses:
Investment and other income	(7.5)	(8.4)	(12.0)	(16.6)
Interest expense	24.3	20.0	48.5	37.7
Imputed interest expense and contingent payment arrangements	8.4	2.4	22.6	24.8
	25.2	14.0	59.1	45.9

Income before income taxes	172.4	240.7	339.7	449.0

Income taxes (G)	38.2	61.7	75.7	110.6
Net income	134.2	179.0	264.0	338.4

Net income (non-controlling interests)	(69.5)	(78.9)	(136.9)	(161.2)

Net income (controlling interest)	$64.7	$100.1	$127.1	$177.2

Average shares outstanding - basic	53.1	55.4	52.9	54.6
Average shares outstanding - diluted	54.6	58.7	54.4	55.9

Earnings per share - basic	$1.22	$1.81	$2.40	$3.25
Earnings per share - diluted	$1.18	$1.77	$2.33	$3.17

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	June 30,
	2013	2014
Assets
Cash and cash equivalents	$469.6	$374.2
Receivables	418.4	483.0
Investments in marketable securities	157.9	149.0
Other investments	164.3	172.4
Fixed assets, net	92.3	95.9
Goodwill	2,341.7	2,491.0
Acquired client relationships, net	1,460.7	1,609.6
Equity investments in Affiliates	1,123.3	1,271.8
Other assets	90.6	83.3
Total assets	$6,318.8	$6,730.2

Liabilities and Equity
Payables and accrued liabilities	$514.7	$578.5
Senior bank debt	525.0	300.0
Senior notes	340.0	736.6
Convertible securities	518.7	302.2
Deferred income taxes	456.9	424.3
Other liabilities	177.0	203.8
Total liabilities	2,532.3	2,545.4

Redeemable non-controlling interests	641.9	678.5
Equity:
Common stock	0.5	0.6
Additional paid-in capital	479.9	649.0
Accumulated other comprehensive income	74.0	73.3
Retained earnings	1,711.2	1,888.4
	2,265.6	2,611.3
Less: treasury stock, at cost	(131.4)	(65.4)
Total stockholders’ equity	2,134.2	2,545.9
Non-controlling interests	1,010.4	960.4
Total equity	3,144.6	3,506.3
Total liabilities and equity	$6,318.8	$6,730.2

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)                               Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, and other economic items which includes non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements to better reflect our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA (controlling interest) represents the controlling interest’s performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                               Economic earnings per share represents Economic net income (controlling interest) divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share- diluted or any other GAAP measure of financial performance.

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(D)                               We completed our investment in SouthernSun Asset Management, LLC in the first quarter of 2014; and we completed our investments in EIG Global Energy Partners, LLC and River Road Asset Management, LLC in the second quarter of 2014.

(E)                                Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(F)                                 In the first quarter of 2014, we settled our 2006 junior convertible trust preferred securities and recognized a one-time expense of $18.8 ($11.6 net of tax) primarily related to the difference between the carrying value and the fair value of the debt.

(G)                               Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Current income taxes	$19.8	$42.3	$41.0	$72.6
Intangible-related deferred taxes	12.3	19.0	24.2	35.9
Other deferred taxes	4.0	(3.0)	4.9	(4.6)
Taxes attributable to controlling interest	36.1	58.3	70.1	103.9
Taxes attributable to non-controlling interests	2.1	3.4	5.6	6.7
Total income taxes	$38.2	$61.7	$75.7	$110.6

Income before taxes (controlling interest)	$100.8	$158.4	$197.2	$281.1

Effective tax rate *	35.8%	36.8%	35.5%	37.0%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.